UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☒                             Filed by a party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

Compass Therapeutics, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount previously paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing party:
	(4)	Date Filed:

COMPASS THERAPEUTICS, INC.

80 Guest Street, Suite 601

Boston, MA 02135

NOTICE OF 2021 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD JUNE 3, 2021

Notice is hereby given that the 2021 Annual Meeting of Stockholders (the “Annual Meeting”) of Compass Therapeutics, Inc. will be held on June 3, 2021 at 1:00 p.m. Eastern Time. Due to health concerns about the coronavirus, or COVID-19, and to support the health and well-being of our stockholders and employees, the Annual Meeting will be a virtual meeting. You will be able to attend and participate in the Annual Meeting online by registering in advance at https://investors.compasstherapeutics.com/financials/annual-meeting/default.aspx.

Details regarding admission to the meeting and the business to be conducted are more fully described in the accompanying proxy statement.

The purpose of the Annual Meeting is the following:

1.

To elect two class I directors to our Board of Directors, to serve until the 2024 annual meeting of stockholders and until his or her successor has been duly elected and qualified, or until his or her earlier death, resignation or removal;

2.	To ratify the appointment of CohnReznick LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2021; and
3.	To transact any other business properly brought before the Annual Meeting or any adjournment or postponement of the Annual Meeting.

Only Compass Therapeutics, Inc. stockholders of record at the close of business on April 15, 2021, will be entitled to vote at the Annual Meeting and any adjournment or postponement thereof.

To be admitted to the Annual Meeting and vote your shares, you must register in advance at https://investors.compasstherapeutics.com/financials/annual-meeting/default.aspx prior to the deadline of June 2, 2021 at 5:00 p.m. Eastern Time. You will be required to enter the control number provided on your proxy card, and beneficial owners of shares held in street name will need to follow the instructions provided in the voting instructions form by the broker, bank or other nominee that holds their shares. Upon completing your registration, you will receive further instructions via email, including unique links to access the Annual Meeting and to submit questions in advance of the Annual Meeting. Please see the “General Information” section of the proxy statement that accompanies this notice for details regarding the logistics of the virtual Annual Meeting, including the ability of stockholders to submit questions during the Annual Meeting.

Your vote is important. Whether or not you are able to attend the Annual Meeting, it is important that your shares be represented. To ensure that your vote is recorded promptly, please vote as soon as possible, even if you plan to attend the Annual Meeting, by submitting your proxy by telephone or via the Internet at the address listed on the proxy card or by signing, dating and returning the proxy card.

By order of our Board of Directors,

Thomas J. Schuetz, M.D., Ph.D.
Chief Executive Officer

Boston, Massachusetts April 29, 2021

2

Stockholders are requested to sign the enclosed proxy card and return it in the enclosed stamped envelope by return mail.
—OR—
Stockholders may also complete a proxy via the Internet (www.voteproxy.com) or by telephone (1-800-PROXIES) in accordance with the instructions listed on the proxy card.

3

COMPASS THERAPEUTICS, INC.

80 GUEST STREET, SUITE 601

BOSTON, MA 02135

PROXY STATEMENT

FOR THE 2021 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD JUNE 3, 2021

This proxy statement contains information about the 2021 Annual Meeting of Stockholders (the “Annual Meeting”) of Compass Therapeutics, Inc., which will be held on June 3, 2021 at 1:00 p.m. Eastern Time. Due to health concerns about the coronavirus, or COVID-19, and to support the health and well-being of our stockholders, employees and partners, the Annual Meeting will be a virtual meeting. You will be able to attend and participate in the Annual Meeting online by registering in advance of the Annual Meeting at https://investors.compasstherapeutics.com/financials/annual-meeting/default.aspx.

The Board of Directors of Compass Therapeutics, Inc. is using this proxy statement to solicit proxies for use at the Annual Meeting. In this proxy statement, the terms “Compass,” “we,” “us,” and “our” refer to Compass Therapeutics, Inc. The mailing address of our principal executive offices is Compass Therapeutics, Inc., 80 Guest Street, Suite 601, Boston, MA 02135.

Only Compass Therapeutics, Inc. stockholders of record at the close of business on April 15, 2021, will be entitled to vote at the Annual Meeting and any adjournment or postponement thereof. All stockholders as of the record date, or their duly appointed proxies, may attend the meeting.

To be admitted to the Annual Meeting and vote your shares, you must register in advance at https://investors.compasstherapeutics.com/financials/annual-meeting/default.aspx prior to the deadline of June 2, 2021 at 5:00 p.m. Eastern Time. You will be required to enter the control number provided on the proxy card and beneficial owners of shares held in street name will need to follow the instructions provided in the voting instructions form by the broker, bank or other nominee that holds their shares. Upon completing your registration, you will receive further instructions via email, including unique links to access the Annual Meeting and to submit questions in advance of the Annual Meeting. Please see the “General Information” section of the proxy statement for more details regarding the logistics of the virtual Annual Meeting, including the ability of stockholders to submit questions during the Annual Meeting, and technical details and support related to accessing the virtual platform.

If you are a stockholder of record, you can vote by proxy over the Internet (www.voteproxy.com) or by telephone (1-800-PROXIES) by following the instructions provided in the proxy materials, or you can vote by mailing your proxy as described in the proxy materials. If your shares are held in street name, you will receive instructions from your broker or other nominee that holds your shares explaining how to vote your shares, and you may also have the choice of instructing the record holder as to the voting of your shares over the Internet or by telephone. Proxies submitted by mail must be received before the start of the Annual Meeting.

All properly submitted proxies will be voted in accordance with the instructions contained in those proxies. If no instructions are specified, the proxies will be voted in accordance with the recommendation of our Board of Directors with respect to each of the matters set forth in the accompanying Notice of Meeting. You may revoke your proxy at any time before it is exercised at the meeting by giving our corporate secretary written notice to that effect.

We are mailing this proxy statement and the enclosed proxy card to our stockholders on or about May 6, 2021. In this mailing, we are also including copies of our 2020 Annual Report to Stockholders (the “2020 Annual Report”).

We are an “emerging growth company” under applicable federal securities laws and therefore are permitted to conform with certain reduced public company reporting requirements. As an emerging growth company, we provide in this proxy statement the scaled disclosure permitted under the Jumpstart Our Business Startups Act of 2012, including the compensation disclosures required of a “smaller reporting company,” as that term is defined in Rule 12b-2 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). In addition, as an emerging growth company, we are not required to conduct votes seeking approval, on an advisory basis, of the compensation of our named executive officers or the frequency with which such votes must be conducted. We will remain an “emerging growth company” until the earliest of (i) the last day of the fiscal year following the fifth anniversary of the date of the first sale of our common stock pursuant to an effective registration statement; (ii) the last day of the fiscal year in which our total annual gross revenue is equal to or more than $1.07 billion; (iii) the date on which we have issued more than $1 billion in nonconvertible debt during the previous three years; or (iv) the date on which we are deemed to be a large accelerated filer under the rules of the Securities and Exchange Commission (the “SEC”).

Even after we are no longer an “emerging growth company,” we may remain a “smaller reporting company.”

This proxy statement and our 2020 Annual Report to Stockholders are also available for viewing, printing and downloading at https://investors.compasstherapeutics.com/financials/annual-meeting/default.aspx.

Additional copies of our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, as filed with the SEC, except for exhibits, will be furnished without charge to any stockholder upon written request to Compass Therapeutics, Inc., 80 Guest Street, Suite 601, Boston, MA 02135, Attention: Corporate Secretary. This proxy statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2020 are also available on the SEC’s website at www.sec.gov or in the “Financials – SEC Filings” section of the “Investors” section of our website at www.compasstherapeutics.com.

COMPASS THERAPEUTICS, INC.

PROXY STATEMENT

FOR THE 2021 ANNUAL MEETING OF STOCKHOLDERS

GENERAL INFORMATION

When are this proxy statement and the accompanying materials scheduled to be sent to stockholders?

We are mailing this proxy statement and the enclosed proxy card to our stockholders on or about May 6, 2021. In this mailing, we are also including copies of our 2020 Annual Report to Stockholders (the “2020 Annual Report”).

Who is soliciting my vote?

Our Board of Directors is soliciting your vote for the Annual Meeting.

When is the record date for the Annual Meeting?

The record date for determination of stockholders entitled to vote at the Annual Meeting is the close of business on April 15, 2021.

How many votes can be cast by all stockholders?

There were 52,062,024 shares of our common stock, par value $0.0001 per share, outstanding on April 15, 2021, all of which are entitled to vote with respect to all matters to be acted upon at the Annual Meeting. Each stockholder of record is entitled to one vote for each share of our common stock held by such stockholder. None of our shares of undesignated preferred stock were outstanding as of April 15, 2021.

How do I vote my shares without attending the Annual Meeting?

If you do not wish to vote in person or will not be attending the Annual Meeting, you may vote by proxy. You can vote by proxy over the Internet (www.voteproxy.com) or by telephone (1-800-PROXIES) by following the instructions provided in the proxy materials, or you can vote by mailing your proxy as described in the proxy materials. Proxies submitted by mail must be received before the start of the Annual Meeting. If your shares are held in street name, you will receive instructions from your broker or other nominee that holds your shares explaining how to vote your shares, and you may also have the choice of instructing the record holder as to the voting of your shares over the Internet or by telephone.

If you complete and submit your proxy before the Annual Meeting, the persons named as proxies will vote the shares represented by your proxy in accordance with your instructions. If you submit a proxy without giving voting instructions, your shares will be voted in the manner recommended by our Board of Directors on all matters presented in this proxy statement, and as the persons named as proxies may determine in their discretion with respect to any other matters properly presented at the Annual Meeting.

If any other matters are properly presented for consideration at the Annual Meeting, including, among other things, consideration of a motion to adjourn the Annual Meeting to another time or place (including, without limitation, for the purpose of soliciting additional proxies), the persons named in your proxy and acting thereunder will have discretion to vote on those matters in accordance with their best judgment. We do not currently anticipate that any other matters will be raised at the Annual Meeting.

How can I attend and vote at the Annual Meeting?

All stockholders as of the record date, or their duly appointed proxies, may attend the meeting. To attend and participate in the Annual Meeting, stockholders will need to access the live audio webcast of the meeting. To do so, you will need to visit https://investors.compasstherapeutics.com/financials/annual-meeting/default.aspx and enter the control number provided on the proxy card to pre-register for the Annual Meeting, and beneficial owners of shares held in street name will need to follow the instructions provided in the voting instructions form by the broker, bank or other nominee that holds their shares.

To be admitted to the Annual Meeting and vote your shares, stockholders must register in advance at https://investors.compasstherapeutics.com/financials/annual-meeting/default.aspx prior to the deadline of June 2, 2021 at 5:00 p.m. Eastern Time and provide the control number located in the shaded gray box on the proxy card.

Stockholders who have completed registration will receive an email with further instructions, including a unique link to access the Annual Meeting.

The live audio webcast of the Annual Meeting will begin promptly at 9:00 a.m. Eastern Time. We encourage stockholders to login to this website and access the webcast before the Annual Meeting’s start time by following the instructions in the email received on the morning of the Annual Meeting. You should allow ample time in advance of the meeting.

Additionally, questions regarding how to attend and participate via the Internet can be answered by calling the phone number provided in the email received prior to the Annual Meeting.

As part of the Annual Meeting, we will hold a live question and answer session, during which we intend to answer questions submitted during the meeting in accordance with the Annual Meeting’s Rules of Conduct that are pertinent to the Company and the meeting matters, as time permits. Questions and answers will be grouped by topic and substantially similar questions will be grouped and answered once.

As part of the Annual Meeting, we will hold a question-and-answer session, during which we intend to answer questions submitted during the meeting in accordance with the Annual Meeting’s Rules of Conduct that are pertinent to the Company and the meeting matters, as time permits. Questions and answers will be grouped by topic and substantially similar questions will be grouped and answered once. Only stockholders who register prior to the deadline of June 2, 2021 at 5:00 p.m. Eastern Time and subsequently log in to attend the Annual Meeting will be able to ask questions at the Annual Meeting.

The Annual Meeting’s Rules of Conduct will be posted on https://investors.compasstherapeutics.com/financials/annual-meeting/default.aspx approximately one week prior to the date of the Annual Meeting.

How do I revoke my proxy?

You may revoke your proxy by (1) following the instructions in the proxy materials and entering a new vote by mail that we receive before the start of the Annual Meeting or over the Internet, (2) attending and voting at the Annual Meeting (although attendance at the Annual Meeting will not in and of itself revoke a proxy), or (3) by filing an instrument in writing revoking the proxy or another duly executed proxy bearing a later date with our Corporate Secretary. Any written notice of revocation or subsequent proxy card must be received by our Corporate Secretary prior to the taking of the vote at the Annual Meeting. Such written notice of revocation or subsequent proxy card should be hand delivered to our Corporate Secretary or sent to our principal executive offices at Compass Therapeutics, Inc., 80 Guest Street, Suite 601, Boston, MA 02135, Attention: Corporate Secretary.

If a broker, bank, or other nominee holds your shares, you must contact such broker, bank, or nominee to find out how to change your vote.

How is a quorum reached?

Our Amended and Restated Bylaws provide that a majority of the shares entitled to vote, present in person or represented by proxy, will constitute a quorum for the transaction of business at the Annual Meeting.

Under the General Corporation Law of the State of Delaware, shares that are voted “abstain” or “withheld” and broker “non-votes” are counted as present for purposes of determining whether a quorum is present at the Annual Meeting. If a quorum is not present, the meeting may be adjourned until a quorum is obtained.

How is the vote counted?

Under our Amended and Restated Bylaws, any proposal other than an election of directors (which is decided by a plurality of votes) is decided by a majority of the votes properly cast for and against such proposal, except where a larger vote is required by law or by our Amended and Restated Certificate of Incorporation or our Amended and Restated Bylaws. Abstentions and broker “non-votes” are not included in the tabulation of the voting results on any such proposal and, therefore, do not have an impact on such proposals. A broker “non-vote” occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner.

If your shares are held in “street name” by a brokerage firm, your brokerage firm is required to vote your shares according to your instructions. If you do not give instructions to your brokerage firm, the brokerage firm will still be able to vote your shares with respect to certain “discretionary” items but will not be allowed to vote your shares with respect to “non-discretionary” items. Proposal No. 1 is a “non-discretionary” item. If you do not instruct your broker how to vote with respect to this proposal, your broker may not vote for this proposal, and your vote will be counted as a broker “non-vote.” Proposal No. 2 is a discretionary item, and your brokerage firm will be able to vote on this proposal even if it does not receive instructions from you.

Who pays the cost for soliciting proxies?

We are making this solicitation and will pay the entire cost of preparing and distributing the proxy materials and soliciting votes. Our officers and employees may, without compensation other than their regular compensation, solicit proxies through further mailings, personal conversations, facsimile transmissions, e-mails, or otherwise.

How may stockholders submit matters for consideration at an annual meeting?

The required notice must be in writing and received by our corporate secretary at our principal executive offices not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting. However, in the event that the date of the annual meeting is advanced by more than 30 days, or delayed by more than 60 days, from the first anniversary of the preceding year’s annual meeting, or if no annual meeting were held in the preceding year, a stockholder’s notice must be so received no earlier than the 120th day prior to such annual meeting and not later than the close of business on the later of (A) the 90th day prior to such annual meeting and (B) the tenth day following the day on which notice of the date of such annual meeting was mailed or public disclosure of the date of such annual meeting was made, whichever first occurs.

In addition, any stockholder proposal intended to be included in the proxy statement for the next annual meeting of our stockholders in 2022 must also satisfy the requirements of Rule 14a-8 under the Exchange Act and be received not later than January 6, 2022. If the date of the annual meeting is moved by more than 30 days from the date contemplated at the time of the previous year’s proxy statement, then notice must be received within a reasonable time before we begin to print and send proxy materials. If that happens, we will publicly announce the deadline for submitting a proposal in a press release or in a document filed with the SEC.

How can I know the voting results?

We plan to announce preliminary voting results at the Annual Meeting and will publish final results in a Current Report on Form 8-K to be filed with the SEC within four business days following the Annual Meeting.

What is householding?

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of our documents, including the annual report to stockholders and proxy statement, may have been sent to multiple stockholders in your household. We will promptly deliver a separate copy of either document to you upon written or oral request to Compass Therapeutics, Inc., 80 Guest Street, Suite 601, Boston, MA 02135, Attention: Corporate Secretary, telephone: (617) 500-8099. If you want to receive separate copies of the proxy statement or annual report to stockholders in the future, or if you are receiving multiple copies and would like to receive only one copy per household, you should contact your bank, broker or other nominee record holder, or you may contact us at the above address and phone number.

What interest do officers and directors have in matters to be acted upon?

Members of the Board of Directors and executive officers of Compass do not have any interest in any proposal that is not shared by all other stockholders of the Company, except for Proposal No. 2 (nominees to our Board of Directors will be elected).

Who should I call if I have any additional questions?

If you hold your shares directly, please call the Corporate Secretary of Compass Therapeutics at (617) 500-8099. If your shares are held in street name, please contact the telephone number provided on your voting instruction form or contact your broker or nominee holder directly.

Background Information on Compass Therapeutics, Inc.

We were originally incorporated as Olivia Ventures, Inc. (“Olivia”) in the State of Delaware on March 20, 2018. Prior to the Merger (as defined below), Olivia was a “shell company” (as defined in Rule 12b-2 of the Exchange Act).

On June 17, 2020, we completed a merger (the “Merger”) pursuant to an Agreement and Plan of Merger and Reorganization (the “Merger Agreement”), by and among us, Compass Acquisition LLC and Compass Therapeutics LLC, and, as a result, Compass Therapeutics LLC became a wholly owned subsidiary of the Company. Additionally, certain of our wholly-owned subsidiaries, each, a Blocker Merger Sub, merged with and into the applicable blocker entity, or the Blockers, in transactions which we refer to as the Blocker Mergers.

At the effective time of the Merger and the applicable effective time of each Blocker Merger (collectively, the Effective Time”), an aggregate of 31,627,139 shares of its common stock were issued to holders of common membership interests of Compass Therapeutics LLC (including common membership interests issued upon the conversion of preferred membership interests) and 7,428,217 shares of its common stock were issued to the holders of equity interests of the Blockers. Immediately prior to the Effective Time, an aggregate of 4,000,000 of the 5,000,000 shares of our common stock held by pre-Merger stockholders of Olivia Ventures, Inc. were forfeited and surrendered for cancellation. In addition, 2,930,836 shares of our common stock were reserved for issuance under our 2020 Stock Option and Incentive Plan.

PROPOSAL NO. 1 – ELECTION OF CLASS II DIRECTORS

Our Board of Directors currently consists of six members. In accordance with the terms of our Amended and Restate Certificate of Incorporation and our Amended and Restated Bylaws, our Board of Directors is divided into three classes, class I, class II and class III, with members of each class serving staggered three-year terms.

The members of the classes are divided as follows:

•	the class I directors are Julie Sunderland and Brett Kaplan, and their terms will expire at the Annual Meeting;
•	the class II directors are Phil Ferneau and Carl L. Gordon, and their terms will expire at the Annual Meeting of stockholders to be held in 2022; and
•	the class III directors are Thomas J. Schuetz and Stephen Squinto and their terms will expire at the annual meeting of stockholders to be held in 2023.

Upon the expiration of the term of a class of directors, directors in that class will be eligible to be elected for a new three-year term at the annual meeting of stockholders in the year in which their term expires.

Our Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws provide that the authorized number of directors may be changed only by resolution of our Board of Directors. Our Amended and Restated Certificate of Incorporation also provides that our directors may be removed only for cause by the affirmative vote of the holders of at least two-thirds (2/3) of the outstanding shares of capital stock then entitled to vote in an annual election of directors, and that any vacancy on our Board of Directors, including a vacancy resulting from an enlargement of our Board of Directors, may be filled only by vote of a majority of our directors then in office.

Our Board of Directors has nominated Julie Sunderland and Brett Kaplan for election as the class I directors at the Annual Meeting. Each of the nominees are currently directors and have consented to serve as our directors if elected. If the nominees become unable or unwilling to serve, however, the proxies may be voted for a substitute nominee selected by our Board of Directors.

The biographies of each of the nominees and continuing directors below contain information regarding each such person’s service as a director, business experience, director positions held currently or at any time during the last five years and the experiences, qualifications, attributes or skills that caused the Nominating and Corporate Governance Committee of our Board of Directors to determine that the person should serve as a director of Compass. In addition to the information presented below regarding each such person’s specific experience, qualifications, attributes and skills that led our Board of Directors and our Nominating and Corporate Governance Committee to the conclusion that he or she should serve as a director, we also believe that each of our directors has a reputation for integrity, honesty and adherence to high ethical standards. Each of our directors has demonstrated business acumen and an ability to exercise sound judgment, as well as a commitment of service to Compass and our Board of Directors. There are no material legal proceedings to which any of our nominees and continuing directors is a party adverse to us or our subsidiary or in which any such person has a material interest adverse to us or our subsidiary.

The proxies will be voted in favor of the above nominees unless a contrary specification is made in the proxy. However, if the nominees are unable to serve or for good cause will not serve as a director, the proxies will be voted for the election of such substitute nominee as our Board of Directors may designate.

Vote Required

The nominees for class I director who receive the most votes (also known as a plurality) will be elected. You may vote either FOR all the nominees, FOR any one of the nominees, WITHHOLD your vote from all the nominees or WITHHOLD your vote from any one of the nominees. Votes that are withheld will not be included in the vote tally for the election of directors. Brokerage firms do not have authority to vote your unvoted shares held by the firms in street name for the election of directors. As a result, any shares not voted by you will be treated as a broker non-vote. Such broker non-votes will have no effect on the results of this vote.

OUR BOARD RECOMMENDS A VOTE FOR THE ELECTION OF THE NOMINEES NAMED ABOVE AS CLASS I DIRECTORS, AND PROXIES SOLICITED BY THE BOARD WILL BE VOTED IN FAVOR THEREOF UNLESS A STOCKHOLDER HAS INDICATED OTHERWISE ON THE PROXY.

Nominees for Election as Class I Directors

The following table identifies our director nominees and sets forth their principal occupation and business experience during the last five years and their ages as of April 15, 2021.

Name	Positions and Offices Held with Compass	Director Since	Age
Brett Kaplan, M.D.	Director	2020	47
Julie Sunderland	Director	2019	48

Brett Kaplan, M.D., has served as a member of our board of directors since September 2020. Dr. Kaplan is the Chief Financial Officer of Prevail Therapeutics, a wholly-owned subsidiary of Eli Lilly, a clinical-stage gene therapy biotechnology company, focused on neurodegenerative disorders. Dr. Kaplan joined Prevail in 2018, which has raised $175 million in equity financing, including the company’s $125 million IPO. From August 2010 to November 2018, Dr. Kaplan worked at Evercore, an investment bank, where he most recently served as Managing Director. At Evercore, he was involved in numerous strategic and financing transactions, including advising Bristol-Myers Squibb on its acquisitions of Celgene and Amylin and Takeda on its acquisitions of Shire and of Ariad, and the merger of Akebia and Keryx. Prior to Evercore, Dr. Kaplan was an Equity Research Analyst at Cowen and Company, an investment bank, from 2007 to 2010. Previously, Dr. Kaplan served as Director of Corporate Development at Cubist Pharmaceuticals, a pharmaceutical company acquired by Merck & Co., Inc. in 2014, Manager of Strategic Medical Marketing at Biopure Corporation, and Manager of Corporate Development and Strategy at Eli Lilly and Company. Dr. Kaplan received an M.B.B.Ch. and an MBA. from the University of Witwatersrand.  We believe that Dr. Kaplan is qualified to serve as a director based on his finance and operations leadership experience in the healthcare, life sciences and biotechnology industries.

Julie Sunderland, MBA, has served as a member of our board of directors since the closing of the Merger, and prior to that time served as a member of the board of directors of Compass Therapeutics since 2019. Ms. Sunderland is the co-founder of and a managing partner at Biomatics Capital Partners. Prior to founding Biomatics in 2016, Ms. Sunderland was director of program-related investments for the Bill & Melinda Gates Foundation. In that role, she led the foundation’s $1.5 billion strategic investment pool, funded 50 investments, including 30 in healthcare, and built a team of 10 investment professionals. Ms. Sunderland also chaired Bill & Melinda Gates Foundation’s investment committee, which reviews all program-related investments. Prior to that role, she advised foundations, development finance institutions and governments on venture capital, SME financing and technical assistance programs. She also sits on the board of directors for several of Biomatics’ portfolio companies including Aledade, eGenesis, GuideTx and Verana Health. Ms. Sunderland holds a B.A. from Harvard University, an MBA. from Wharton Business School and an M.A. from Johns Hopkins School of Advanced International Studies. We believe that Ms. Sunderland is qualified to serve as a director based on her industry experience and service on multiple company boards.

Directors Continuing in Office

The following table identifies our continuing directors and sets forth their principal occupation and business experience during the last five years and their ages as of April 15, 2021.

Name	Positions and Offices Held with Compass	Director Since	Class and Year in Which Term Will Expire	Age
Phil Ferneau	Director	2015	Class II—2022	59
Carl Gordon, Ph.D.	Chairman of the Board	2015	Class II—2022	56
Thomas J. Schuetz, M.D., Ph.D.	Director, Chief Executive Officer	2014	Class III—2023	60
Stephen Squinto, Ph.D.	Director	2015	Class III—2023	64

Class II Directors (Term Expires at the 2022 annual meeting of stockholders)

Phil Ferneau, MBA, J.D., has served as a member of our board of directors since the closing of the Merger, and prior to that time served as a member of the board of directors of Compass Therapeutics since 2015. Mr. Ferneau is co-founder and Managing Partner of Borealis Ventures, a venture capital firm focused on healthcare opportunities. He currently leads Borealis’ investments in Adimab, Amagma Therapeutics, Avitide, Evox Therapeutics, Orbit Discovery, Ovation.io, Teckro and T-Cypher Bio. Mr. Ferneau was also responsible for the firm’s prior investments in Avedro (IPO, then acquired by Glaukos: GKOS), GlycoFi (acquired by Merck & Co.), M2S (acquired by AIG Altaris Health Partners), and Vets First Choice (now Covetrus: CVET). Mr. Ferneau received an A.B. degree from Dartmouth College, a J.D. from the University of Virginia School of Law and an MBA (with High Distinction) from the Tuck School of Business at Dartmouth. We believe that Mr. Ferneau is qualified to serve on our board of directors based on his extensive investment experience.

Carl L. Gordon, Ph.D., CFA, has served as chairman of our board of directors since the closing of the Merger, and prior to that time served as a member of the board of directors of Compass Therapeutics since 2015. Dr. Gordon is a founding member, Managing Partner, and Co-Head of Global Private Equity at OrbiMed Advisors LLC, an investment firm. Dr. Gordon currently serves on the boards of directors of Adicet Bio, Inc., Gemini Therapeutics Inc., Keros Therapeutics Inc., Kinnate Biopharma, Inc., ORIC Pharmaceuticals Inc., and Terns Pharmaceuticals, Inc., as well as several private companies. Dr. Gordon previously served on the boards of directors of several companies, including Alector Inc., Arsanis, Inc. (which merged with X4 Pharmaceuticals, Inc.), ARMO Biosciences, Inc., Intellia Therapeutics, Inc., Passage Bio Inc., Selecta Biosciences, Inc., SpringWorks Therapeutics, Inc., and Turning Point Therapeutics, Inc. Dr. Gordon received a B.A. in Chemistry from Harvard College, a Ph.D. in Molecular Biology from the Massachusetts Institute of Technology, and was a Fellow at The Rockefeller University. We believe that Dr. Gordon is qualified to serve on our board of directors due to his scientific expertise, extensive business experience, and experience in venture capital and the life science industry.

Class III Directors (Term Expires at the 2023 annual meeting of stockholders)

Thomas J. Schuetz, M.D., Ph.D., has served as our Chief Executive Officer since the closing of the Merger, and prior to that time served as Chief Executive Officer of Compass Therapeutics since 2014. He has over 20 years of experience in oncology, biopharmaceutical drug development and life science venture investing. Dr. Schuetz co-founded Compass Therapeutics in 2014 following conceptual discussions while he was a venture partner at OrbiMed Advisors LLC. As a physician-scientist and serial entrepreneur, he aspired to create an antibody therapeutic company based on novel biology, protein engineering and key medical insights gathered throughout his career. While at OrbiMed, Dr. Schuetz co-founded Audentes Therapeutics, now a publicly traded biotechnology company where he remains a director. Also at OrbiMed, he participated in the investments in Enobia Pharma, Relypsa and Arteaus Therapeutics, and served as a director at each of those companies. Enobia was acquired by Alexion Pharmaceuticals in 2011, Relypsa was acquired by Galencia in 2016 and Arteaus was acquired by Eli Lilly in 2014. Dr. Schuetz has multiple years of clinical strategy, development and operations experience including roles as chief medical officer of Therion Biologics Corporation, a cancer vaccine company, and as the vice president of clinical affairs at Transkaryotic Therapies, a company acquired by Shire. Dr. Schuetz completed his medical training at Massachusetts General Hospital, where he served as the chief medical resident, and completed a medical oncology fellowship at the Dana-Farber Cancer Institute. Dr. Schuetz holds a B.S. in chemistry from Xavier University, an M.D. from Harvard Medical School, and a Ph.D. in genetics from Harvard University. He is board certified in medical oncology. We believe that based on Dr. Schuetz's knowledge of our company, industry and business and his service as Compass's Chief Executive Officer, Dr. Schuetz is qualified to serve on our board of directors.

Steven Squinto, Ph.D., has served as a member of our board of directors since the closing of the Merger, and prior to that time served as a member of the board of directors of Compass Therapeutics since 2015. Dr. Squinto is an executive partner with OrbiMed Advisors LLC and has over twenty-five years of biotechnology industry experience. Dr. Squinto was a co-founder of Alexion Pharmaceuticals, Inc. and served as its executive vice president and chief global operations officer. Prior to 2013, he was Alexion’s global head of research and development. From 1988 to 1992, Dr. Squinto held various positions at Regeneron Pharmaceuticals, Inc. Prior to Regeneron, he held a joint academic position at both the Tulane University and LSU Medical Schools. He is a recipient of numerous honors and awards from academic and professional organizations for his scientific work. Dr. Squinto currently serves on the board of directors of SpringWorks Therapeutics, Inc. and Passage Bio. Dr. Squinto previously served on the boards of directors of Arvinas, Inc. and Audentes Therapeutics, Inc. Dr. Squinto received his B.A. in chemistry and Ph.D. in biochemistry and biophysics from Loyola University of Chicago. We believe that Dr. Squinto is qualified to serve as a director based on his industry experience, including his operational experience in drug discovery and development, and service on multiple company boards.

There are no family relationships between or among any of our directors or executive officers. The principal occupation and employment during the past five years of each of our directors was carried on, in each case except as specifically identified above, with a corporation or organization that is not a parent, subsidiary or other affiliate of us. There is no arrangement or understanding between any of our directors and any other person or persons pursuant to which he or she is to be selected as a director.

Executive Officers Who Are Not Directors

The following table identifies our executive officers and sets forth their current positions at Compass and their ages as of April 15, 2021.

Name	Position Held with Compass	Officer Since	Age
Vered Bisker-Leib, Ph.D.	President and Chief Operating Officer	2017	50

Vered Bisker-Leib, Ph.D., MBA, has served as our Chief Operating Officer since the closing of the Merger, and in August 2020, she was promoted to the role of President and Chief Operating Officer. Dr. Bisker-Leib joined Compass Therapeutics in 2017 as its chief business officer and was promoted to Chief Operating Officer in January 2020. In her current role, Dr. Bisker-Leib leads a team that spearheads finance, corporate development, strategy, operations, legal affairs and public and investor relations. Dr. Bisker-Leib is also a member of the board of directors of Ayala Pharmaceuticals. Prior to Compass, Dr. Bisker-Leib served as an executive-in-residence with Atlas Venture, where she provided business guidance to seed-stage companies. Previously, Dr. Bisker-Leib was the chief business officer of Cydan, a biotech accelerator, where she co-founded biotech companies focused on therapies addressing rare diseases. Before joining Cydan, Dr. Bisker-Leib was a member of Bristol-Myers Squibb’s strategic transactions group where she assumed roles of increasing responsibility across five therapeutic areas, most recently as an executive director and global head of business development for the cardiovascular and metabolic franchises. Dr. Bisker-Leib earned her Ph.D. in chemical engineering and MBA from University of Massachusetts, Amherst, where she was a Lois Pope MBA Scholar. She has a B.Sc. in chemical engineering from the Israel Institute of Technology in Haifa.

The principal occupation and employment during the past five years of each of our executive officers was carried on, in each case except as specifically identified above, with a corporation or organization that is not a parent, subsidiary or other affiliate of us. There is no arrangement or understanding between any of our executive officers and any other person or persons pursuant to which he was or is to be selected as an executive officer.

There are no material legal proceedings to which any of our executive officers is a party adverse to us or our subsidiary or in which any such person has a material interest adverse to us or our subsidiary.

PROPOSAL NO. 2 – RATIFICATION OF THE APPOINTMENT OF COHNREZNICK LLP

Compass’s stockholders are being asked to ratify the appointment by the Audit Committee of our Board of Directors of CohnReznick LLP as Compass’s independent registered public accounting firm for the fiscal year ending December 31, 2021. CohnReznick LLP has served as Compass’s independent registered public accounting firm since 2020.

The Audit Committee is solely responsible for selecting Compass’s independent registered public accounting firm for the fiscal year ending December 31, 2021. Stockholder approval is not required to appoint CohnReznick LLP as Compass’s independent registered public accounting firm. However, our Board of Directors believes that submitting the appointment of CohnReznick LLP to the stockholders for ratification is good corporate governance. If the stockholders do not ratify this appointment, the Audit Committee will reconsider whether to retain CohnReznick LLP. If the selection of CohnReznick LLP is ratified, the Audit Committee, at its discretion, may direct the appointment of a different independent registered public accounting firm at any time it decides that such a change would be in the best interest of Compass and its stockholders.

A representative of CohnReznick LLP is expected to be present at the Annual Meeting and will have an opportunity to make a statement if he or she desires to do so and to respond to appropriate questions from our stockholders.

Vote Required

The affirmative vote of a majority of the votes cast for this proposal is required to ratify the appointment of the Company’s independent public accountant. Abstentions will be counted towards the tabulation of votes cast on this proposal and will have the same effect as a negative vote. Brokerage firms have authority to vote your unvoted shares held by the firms in street name on this proposal. If a broker does not exercise this authority, such broker non-votes will have no effect on the results of this vote.

OUR BOARD RECOMMENDS A VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF COHNREZNICK LLP AS INDEPENDENT PUBLIC ACCOUNTANT, AND PROXIES SOLICITED BY THE BOARD WILL BE VOTED IN FAVOR THEREOF UNLESS A STOCKHOLDER HAS INDICATED OTHERWISE ON THE PROXY.

CORPORATE GOVERNANCE

Director Nomination Process

Our Nominating and Corporate Governance Committee is responsible for identifying individuals qualified to serve as directors, consistent with criteria approved by our Board of Directors, and recommending such persons to be nominated for election as directors, except where we are legally required by contract, law or otherwise to provide third parties with the right to nominate.

The process followed by our Nominating and Corporate Governance Committee to identify and evaluate director candidates includes soliciting recommendations from any or all of the following sources: non-management directors, the Chief Executive Officer, other executive officers, third-party search firms or any other source our Nominating and Corporate Governance Committee deems appropriate. The qualifications, qualities and skills that our Nominating and Corporate Governance Committee believes must be met by a committee-recommended nominee for a position on our Board of Directors are as follows:

•	Nominees should demonstrate high standards of personal and professional ethics and integrity.
•	Nominees should have proven achievement and competence in the nominee’s field and the ability to exercise sound business judgment.
•	Nominees should have skills that are complementary to those of the existing board.
•	Nominees should have the ability to assist and support management and make significant contributions to Compass’s success.
•

Nominees should have an understanding of the fiduciary responsibilities that are required of a member of our Board and the commitment of time and energy necessary to diligently carry out those responsibilities.

Stockholders may recommend individuals to the Nominating and Corporate Governance Committee for consideration as potential director candidates. Any such proposals should be submitted to our corporate secretary at our principal executive offices no later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the one-year anniversary of the date of the preceding year’s annual meeting and should include appropriate biographical and background material to allow the Nominating and Corporate Governance Committee to properly evaluate the potential director candidate and the number of shares of our stock beneficially owned by the stockholder proposing the candidate. Stockholder proposals should be addressed to Compass Therapeutics, Inc., 80 Guest Street, Suite 601, Boston, MA 02135, Attention: Corporate Secretary. Assuming that biographical and background material has been provided on a timely basis in accordance with our Amended and Restated Bylaws, any recommendations received from stockholders will be evaluated in the same manner as potential nominees proposed by the Nominating and Corporate Governance Committee. If our Board of Directors determines to nominate a stockholder-recommended candidate and recommends his or her election, then his or her name will be included on our proxy card for the next annual meeting of stockholders. See the section entitled “Stockholder Proposals” below for a discussion regarding submitting stockholder proposals.

We have no formal policy regarding board diversity. Our priority in selection of board members is identification of members who will further the interests of our stockholders through their established record of professional accomplishment, their ability to contribute positively to the collaborative culture among board members, and their knowledge of our business and understanding of the competitive landscape.

Director Independence

While our shares of common stock are not currently listed on The Nasdaq Stock Market LLC (“Nasdaq”), we intend to comply with Nasdaq’s rules that require a majority of a listed company’s board of directors to be comprised of independent directors within one year of listing. In addition, the Nasdaq rules require that, subject to specified exceptions, each member of a listed company’s audit, compensation and nominating and corporate governance committees be independent and that audit committee members also satisfy independence criteria set forth in Rule 10A-3 under the Exchange Act and that compensation committee members satisfy independence criteria set forth in Rule 10C-1 under the Exchange Act. Under applicable Nasdaq rules, a director will only qualify as an “independent director” if, in the opinion of the listed company’s board of directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In order to be considered independent for purposes of Rule 10A-3, a member of an audit committee of a listed company may not, other than in his or her capacity as a member of the audit committee, the board of directors, or any other board committee, accept, directly or indirectly, any consulting, advisory, or other compensatory fee from the listed company or any of its subsidiaries or otherwise be an affiliated person of the listed company or any of its subsidiaries. In addition, in affirmatively determining the independence of any director who will serve on a company’s compensation committee, Rule 10C-1 under the Exchange Act requires that a company’s board of directors must consider all factors specifically relevant to determining whether a director has a relationship to such company which is material to that director’s ability to be independent from management in connection with the duties of a compensation committee member, including: the source of compensation to the director, including any consulting, advisory or other compensatory fee paid by such company to the director, and whether the director is affiliated with the company or any of its subsidiaries or affiliates.

Our Board of Directors has determined that all members of the board of directors except Thomas J. Schuetz are independent directors, including for purposes of the Nasdaq rules and the federal securities laws and regulations. Thomas J. Schuetz is not an independent director under these rules because he is an executive officer of our company. In making such independence determination, our Board of Directors considered the relationships that each non-employee director has with us and all other facts and circumstances that our Board of Directors deemed relevant in determining their independence, including the beneficial ownership of our capital stock by each non-employee director. In considering the independence of the directors listed above, our Board of Directors considered the association of our directors with the holders of more than 5% of our common stock. The composition and functioning of our Board of Directors and each of our committees will comply with applicable Nasdaq requirements and the rules and regulations of the SEC. There are no family relationships among any of our directors and executive officers.

Board Committees

In June 2020, our Board of Directors established an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. Each of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee operates under a charter that satisfies the applicable standards of the SEC and Nasdaq. Each such committee reviews its respective charter at least annually. A current copy of the charter for each of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee is posted on our website under the “Investors” section.

The table below shows current membership for each of the standing committees of our Board of Directors.

Audit Committee	Nominating and Corporate Governance Committee	Compensation Committee

Brett Kaplan* Philip Ferneau Julie Sunderland	Stephen Squinto* Julie Sunderland	Carl L. Gordon* Philip Ferneau

*	Denotes committee chair

Audit Committee

Our Board of Directors has determined that each member of the Audit Committee is “independent” for Audit Committee purposes as that term is defined in the rules of the SEC and the applicable Nasdaq rules, and each has sufficient knowledge in financial and auditing matters to serve on the Audit Committee. Our Board of Directors has designated Brett Kaplan as an “audit committee financial expert,” as defined under the applicable rules of the SEC.

During the fiscal year ended December 31, 2020, the Audit Committee met two times and each of the members attended at least 75% of the meetings of the Audit Committee held during the period for which such person served as a member.

Pursuant to its written charter, the Audit Committee’s responsibilities include:

•	appointing, approving the compensation of, and assessing the independence of our independent registered public accounting firm;
•	pre-approving auditing and permissible non-audit services, and the terms of such services, to be provided by our independent registered public accounting firm;
•	reviewing the overall audit plan with our independent registered public accounting firm and members of management responsible for preparing our financial statements;
•

reviewing and discussing with management and our independent registered public accounting firm our annual and quarterly audited financial statements and related disclosures as well as critical accounting policies and practices used by us;

•	coordinating the oversight and reviewing the adequacy of our internal control over financial reporting;
•	establishing policies and procedures for the receipt, retention and treatment of accounting-related complaints and concerns;
•

recommending based upon the Audit Committee’s review and discussions with management and our independent registered public accounting firm whether our audited financial statements shall be included in our Annual Report on Form 10-K;

•	monitoring the integrity of our financial statements and our compliance with legal and regulatory requirements as they relate to our financial statements and accounting matters;
•	preparing the audit committee report required by SEC rules to be included in our annual proxy statement;
•	reviewing all related person transactions for potential conflict of interest situations and approving all such transactions; and
•	reviewing earnings releases.

Compensation Committee

Our Board of Directors has determined that each member of the Compensation Committee is “independent” as defined in the applicable Nasdaq rules.

During the fiscal year ended December 31, 2020, the Compensation Committee met once and each of the members attended 100% of the meetings of the Compensation Committee held during the period for which such person served as a member.

Pursuant to its written charter, the Compensation Committee’s responsibilities include:

•	annually reviewing and recommending corporate goals and objectives relevant to the compensation of our Chief Executive Officer to our Board of Directors;
•

evaluating the performance of our Chief Executive Officer in light of such corporate goals and objectives and recommending to our Board of Directors for determination the compensation of our Chief Executive Officer;

•	reviewing and recommending the compensation of our other executive officers to our Board of Directors;
•	reviewing and establishing our overall management compensation, philosophy and policy;
•	overseeing and administering our compensation and similar plans;
•	evaluating and assessing potential and current compensation advisors in accordance with the independence standards identified in the applicable Nasdaq rules;
•	retaining and approving the compensation of any compensation advisors;
•	reviewing and approving our policies and procedures for the grant of equity-based awards;
•	reviewing and making recommendations to the board of directors with respect to director compensation;
•	preparing the compensation committee report required by SEC rules, if and when required, to be included in our annual report on form 10-K and annual proxy statement; and
•	reviewing and discussing with management the compensation discussion and analysis, if and when required, to be included in our annual proxy statement or Annual Report on Form 10-K.

Nominating and Corporate Governance Committee

Our Board of Directors has determined that each member of the Nominating and Corporate Governance Committee is “independent” as defined in the applicable Nasdaq rules.

The Nominating and Corporate Governance Committee, which was formed in June 2020, did not meet during the fiscal year ended December 31, 2020.

Pursuant to its written charter, the Nominating and Corporate Governance Committee’s responsibilities include:

•	developing and recommending to our Board of Directors criteria for board and committee membership;
•	establishing procedures for identifying and evaluating board of director candidates, including nominees recommended by stockholders;
•	identifying individuals qualified to become members of our Board of Directors;
•	recommending to our Board of Directors the persons to be nominated for election as directors and to each of our Board’s committees;
•	reviewing and discussing with our Board of Directors the corporate succession plans for the Chief Executive Officer and other key officers;
•	developing and recommending to our Board of Directors a set of corporate governance guidelines; and
•	overseeing the evaluation of our Board of Directors and management.

The Nominating and Corporate Governance Committee considers candidates for Board of Director membership suggested by its members and the Chief Executive Officer. Additionally, in selecting nominees for directors, the Nominating and Corporate Governance Committee will review candidates recommended by stockholders in the same manner and using the same general criteria as candidates recruited by the committee and/or recommended by our Board of Directors. Any stockholder who wishes to recommend a candidate for consideration by the committee as a nominee for director should follow the procedures described later in this proxy statement under the heading “Stockholder Proposals.” The Nominating and Corporate Governance Committee will also consider whether to nominate any person proposed by a stockholder in accordance with the provisions of our Amended and Restated Bylaws relating to stockholder nominations as described later in this proxy statement under the heading “Stockholder Proposals.”

Our Board of Directors is responsible for filling vacancies on our Board of Directors and for nominating candidates for election by our stockholders each year in the class of directors whose term expires at the relevant annual meeting. Our Board of Directors delegates the identification and evaluation process to the Nominating and Corporate Governance Committee, with the expectation that other members of our Board of Directors, and of management, will be requested to take part in the process as appropriate.

Generally, the Nominating and Corporate Governance Committee identifies candidates for director nominees in consultation with management, through the use of search firms or other advisors, through the recommendations submitted by stockholders or through such other methods as the Nominating and Corporate Governance Committee deems to be helpful to identify candidates. Once candidates have been identified, the Nominating and Corporate Governance Committee confirms that the candidates meet all of the minimum qualifications for director nominees established by the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee may gather information about the candidates through interviews, detailed questionnaires, comprehensive background checks or any other means that the Nominating and Corporate Governance Committee deems to be appropriate in the evaluation process. The Nominating and Corporate Governance Committee then meets as a group to discuss and evaluate the qualities and skills of each candidate, both on an individual basis and taking into account the overall composition and needs of our Board of Directors. Based on the results of the evaluation process, the Nominating and Corporate Governance Committee recommends candidates for our Board of Directors’ approval to fill a vacancy or as director nominees for election to our Board of Directors by our stockholders each year in the class of directors whose term expires at the relevant annual meeting.

Board and Committee Meetings Attendance

The full Board of Directors met twelve times during 2020, three of which were prior to the Merger and nine of which were after the Merger. During 2020, each member of our Board of Directors attended in person or participated in 75% or more of the aggregate of (i) the total number of meetings of our Board of Directors (held during the period for which such person has been a director) and (ii) the total number of meetings held by all committees of our Board of Directors on which such person served (during the periods that such person served).

Director Attendance at Annual Meeting of Stockholders

Directors are encouraged to attend the annual meeting of stockholders. We were not required to hold an annual meeting in 2020.

Policy on Trading, Pledging and Hedging of Company Stock

Certain transactions in our securities (such as purchases and sales of publicly traded put and call options, and short sales) create a heightened compliance risk or could create the appearance of misalignment between management and stockholders. In addition, securities held in a margin account or pledged as collateral may be sold without consent if the owner fails to meet a margin call or defaults on the loan, thus creating the risk that a sale may occur at a time when an officer or director is aware of material, non-public information or otherwise is not permitted to trade in our securities. Our insider trading policy expressly prohibits short sales and derivative transactions of our stock by our executive officers, directors, employees and certain designated consultants and contractors, including short sales of our securities. Our insider trading policy expressly prohibits, without the advance approval of our Audit Committee, purchases or sales of puts, calls, or other derivative securities of the company or any derivative securities that provide the economic equivalent of ownership.

Code of Business Conduct and Ethics

We have adopted a written code of business conduct and ethics that applies to our directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. A current copy of the code is posted on our website under the “Investors” section. If we make any substantive amendments to, or grant any waivers from, the code of business conduct and ethics for any officer or director, we will disclose the nature of such amendment or waiver on our website or in a current report on Form 8-K.

Board Leadership Structure and Board’s Role in Risk Oversight

We have established a role of the chairperson of the Board of Directors, which is held by Carl L. Gordon, and we plan to keep this role separated from the role of Chief Executive Officer. We believe that separating these positions allows our Chief Executive Officer to focus on our day-to-day business, while the chairperson of the Board of Directors will lead the Board of Directors in its fundamental role of providing advice to, and independent oversight of, management. Our Board of Directors recognizes the time, effort and energy that the Chief Executive Officer is required to devote to his position in the current business environment, as well as the commitment required to serve as chairperson of the Board of Directors, particularly as the Board of Directors’ oversight responsibilities continue to grow.

Risk is inherent with every business, and how well a business manages risk can ultimately determine its success. We face a number of risks, including risks relating to our financial condition, development and commercialization activities, operations, strategic direction and intellectual property. Management is responsible for the day-to-day management of risks we face, while our board of directors, as a whole and through its committees, has responsibility for the oversight of risk management. In its risk oversight role, our Board of Directors has the responsibility to satisfy itself that the risk management processes designed and implemented by management are adequate and functioning as designed.

The role of the Board of Directors in overseeing risk management is conducted primarily through the committees of the Board of Directors, as disclosed in the descriptions of each of the committees below and in the charters of each of the committees. The full Board of Directors (or the appropriate board committee in the case of risks that are under the purview of a particular committee) discusses with management our major risk exposures, their potential impact on us, and the steps we take to manage them. When a committee of the Board of Directors is responsible for evaluating and overseeing the management of a particular risk or risks, the chairperson of the relevant committee reports on the discussion to the full Board of Directors during the committee reports portion of the next board meeting. This enables the Board of Directors and its committees to coordinate the risk oversight role, particularly with respect to risk interrelationships.

Communication with the Directors of Compass

Any interested party with concerns about our company may report such concerns to our Board of Directors or the chair of our Board of Directors and Nominating and Corporate Governance Committee, by submitting a written communication to the attention of such director at the following address:

c/o Compass Therapeutics, Inc.

Attn: [Director] 80 Guest Street, Suite 601

Boston, Massachusetts 02135 United States

You may submit your concern anonymously or confidentially by postal mail. You may also indicate whether you are a stockholder, customer, supplier, or other interested party.

A copy of any such written communication may also be forwarded to Compass’s legal counsel and a copy of such communication may be retained for a reasonable period of time. The director may discuss the matter with Compass’s legal counsel, with independent advisors, with non-management directors, or with Compass’s management, or may take other action or no action as the director determines in good faith, using reasonable judgment, and applying his or her own discretion.

Communications may be forwarded to other directors if they relate to important substantive matters and include suggestions or comments that may be important for other directors to know. In general, communications relating to corporate governance and long-term corporate strategy are more likely to be forwarded than communications relating to ordinary business affairs, personal grievances, and matters as to which we tend to receive repetitive or duplicative communications.

The Audit Committee oversees the procedures for the receipt, retention, and treatment of complaints received by Compass regarding accounting, internal accounting controls, or audit matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting, internal accounting controls or auditing matters, or potential violations of the federal securities laws, including any rules and regulations thereunder, or the U.S. Foreign Corrupt Practices Act.

Director Compensation

Compass Therapeutics became our wholly-owned subsidiary upon the closing of the Merger on June 17, 2020. The table below shows the compensation earned by the non-employee directors of the Company and Compass Therapeutics for the fiscal year ended December 31, 2020. Other than as set forth in the table below, we did not pay any compensation, make any additional equity awards or non-equity awards to, or pay any other compensation to any of the non-employee members of our board of directors for the fiscal year ended December 31, 2020. Thomas J. Schuetz, M.D., Ph.D., our Chief Executive Officer, receives no compensation for his service as a director, and, consequently, is not included in this table.

Director Compensation Table

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Option Awards ($)(2)	Total ($)
Steven Tregay(3)	12,500	—	—	12,500
Stephen Squinto	45,000	—	102,032	147,032
Brett Kaplan	25,000	—	212,616	237,616
Carl Gordon	—	—	—	—
Phil Ferneau	—	—	—	—
Timothy Anderson(3)	—	—	—	—
Stephen Knight(3)	—	—	—	—
Julie Sunderland	—	—	—	—

(1)

The amounts represent the fair value of the option awards as of the grant date as computed in accordance with FASB ASC Topic 718, not including any estimates of forfeitures. The assumptions used in calculating the grant date fair value of the stock awards reported in the Option Awards column are set forth in Note 9 to our financial statements for the year ended December 31, 2020 contained elsewhere in this prospectus. Note that the amounts reported in this column reflect the accounting cost for these stock awards, and do not correspond to the actual economic value that may be received by the named executive officers from the awards.

(2)

As of December 31, 2020, Dr. Squinto held 611 unvested shares of restricted stock. As of December 31, 2020, Drs. Squinto and Kaplan held unvested options to purchase 12,500 and 56,250 shares of common stock, respectively.

(3)	Dr. Tregay, Mr. Anderson and Dr. Knight resigned during the fiscal year ended December 31, 2020.

Executive Compensation

Compass Therapeutics became our wholly-owned subsidiary upon the closing of the Merger on June 17, 2020, and its senior management became our senior management. The following summarizes the compensation earned by the executive officers of the Company and Compass Therapeutics named in “—Summary Compensation Table” below (referred to herein as our “named executive officers”) for the fiscal year ended December 31, 2020.

This section also discusses the material elements of our executive compensation policies and decisions and important factors relevant to an analysis of these policies and decisions. It provides qualitative information regarding the manner and context in which compensation is awarded to and earned by our named executive officers and is intended to place in perspective the information presented in the following tables and the corresponding narrative.

Overview

Historically, our executive compensation program has reflected our growth and corporate goals. To date, the compensation of the named executive officers has consisted of a combination of base salary, annual cash bonus, and long-term equity incentive compensation in the form of incentive units (which were converted to shares of restricted stock at the time of the Merger), stock options and other employee benefits generally available to our employees.

Our named executive officers for the year ended December 31, 2020 were as follows:

•	Thomas J. Schuetz, M.D., Ph.D., Chief Executive Officer; and
•	Vered Bisker-Leib, Ph.D., MBA, President and Chief Operating Officer.

Compensation Decisions

Compensation decisions are primarily recommended by the compensation committee and approved by the board. The compensation committee meets at least annually to discuss the progress of the Company toward its strategic and business goals, and performance of the executive management of the Company. In addition, the compensation committee determines and approves the compensation of the executive officers, including the named executive officers. The compensation committee also meets periodically on an ad hoc basis to address miscellaneous compensation matters.

Elements of Executive Compensation

Base Salaries. Base salaries for the named executive officers are determined annually by the board of directors or compensation committee, based on the scope of each officer’s responsibilities along with his or her respective experience and contributions during the prior year. When reviewing base salaries, the board of directors takes factors into account such as each officer’s experience and individual performance, the Company’s performance as a whole, data from surveys of compensation paid by comparable companies, and general industry conditions, but does not assign any specific weighting to any factor.  During fiscal year 2020, Dr. Schuetz, elected to receive compensation in the form of equity in lieu of cash compensation in the form of base salary and bonus. Dr. Schuetz’ base salary reported in the table below was paid to Dr. Schuetz to cover his portion of the Company’s group medical insurance costs.  Dr. Schuetz will continue to receive equity in lieu of cash compensation for fiscal year 2021.  In early 2020, Dr. Bisker-Leib was promoted to Chief Operating Officer, and in connection with such promotion, her base salary was increased from $325,000 to $360,000.  In August 2020, Dr. Bisker-Leib was promoted to President and Chief Operating Officer, and in January 2021, Dr. Bisker-Leib’s salary was increased from $360,000 to $400,000 and her target bonus was increased from 33% to 40% of her base salary.

Annual Cash Bonuses. All of our named executive officers participate in the Compass Therapeutics, Inc. annual cash bonus program, which promotes and rewards the executives for the achievement of key strategic and business goals. For 2020, the compensation committee assessed the performance of each of the executive officers and considered the Company’s achievement of pre-determined strategic and business goals. Accordingly, Dr. Bisker-Leib received a discretionary cash bonus based on her performance in 2020 equal to $160,000, which was 133% of her target bonus for 2020. As noted above, Dr. Schuetz elected to receive his bonus in additional equity.

Equity Awards. The board of directors believes that equity grants provide executives with a strong link to the Company’s long-term performance, create an ownership culture and help to align the interests of executive officers and the Company’s equity holders. Accordingly, the compensation committee periodically reviews the equity incentive compensation of the named executive officers and from time to time may grant equity incentive awards to them. In 2020, the board of directors granted options to purchase an aggregate of 750,000 and 600,000 shares of common stock to Dr. Schuetz and Dr. Bisker-Leib, respectively. In February 2021, the board of directors granted options to purchase an aggregate of 700,000 and 400,000 shares of common stock to Dr. Schuetz and Dr. Bisker-Leib, respectively.

Other Benefits. The named executive officers are eligible for additional benefits, such as participation in our 401(k) plan, life insurance and health benefits that are generally available to all employees.

2020 Summary Compensation Table

The following table presents the compensation awarded to, earned by or paid to each of our named executive officers for the years indicated.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)(1)	Total ($)
Thomas J. Schuetz, M.D., Ph.D.	2020	4,000	—	—	2,552,793	2,556,793
Chief Executive Officer	2019	400,000	—	973,843	—	1,373,843
Vered Bisker-Leib, Ph.D., MBA	2020	360,000	160,000	—	2,051,579	2,571,579
President and Chief Operating Officer	2019	325,000	160,875	569,159	—	1,055,034

(1)

The amounts represent the fair value of the stock and option awards as of the grant date as computed in accordance with FASB ASC Topic 718, not including any estimates of forfeitures. The assumptions used in calculating the grant date fair value of the stock awards reported in the Stock Awards and Option Awards columns are set forth in Note 9 to our financial statements for the year ended December 31, 2020 contained elsewhere in this prospectus. Note that the amounts reported in this column reflect the accounting cost for these stock awards, and do not correspond to the actual economic value that may be received by the named executive officers from the awards.

Outstanding Equity Awards at 2020 Fiscal Year End

The following table presents information regarding all outstanding equity awards held by each of our named executive officers on December 31, 2020.

		Stock Awards		Option Awards
Name and Principal Position	Vesting Commencement Date	Number of Securities That Have Not Vested (#)	Market Value of Securities That Have Not Vested ($)(2)	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price	Option Expiration Date
Thomas J. Schuetz, M.D., Ph.D.	2/22/2018(1)	53,909	269,545	—	—	—	—
Chief Executive Officer	7/3/2019(3)	173,212	866,060	—	—	—	—
	12/20/2019(1)	220,019	1,100,095	—	—	—	—
	8/6/2020(4)	—	—	291,668	208,332	$5.00	47,701
	12/22/2020(4)	—	—	125,000	125,000	$5.00	47,839
Vered Bisker-Leib, Ph.D., MBA	12/1/2017(1)	31,420	157,100	—	—	—	—
President and Chief Operating Officer	7/3/2019(3)	83,513	417,565	—	—	—	—
	12/20/2019(1)	146,679	733,395	—	—	—	—
	8/6/2020(5)	—	—	265,000	335,000	$5.00	47,701

(1)

Unless otherwise noted below, all restricted stock awards follow a standard vesting schedule which provides for 25% of the vesting on the first anniversary of the vesting commencement date and the balance of the shares vesting in equal monthly installments on the last day of each of the next 36 one-month periods.

(2)

As of December 31, 2020, the Company was not publicly traded, and thus information related to the market value of securities that have not yet vested cannot be provided. Therefore, we have assumed a fair market value of $5.00 per share, which is the share price paid by outside investors in our private placement transaction that closed in June 2020.

(3)	The total shares of restricted stock vest in equal monthly installments following the vesting commencement date on the last day of each of the next 48 one-month periods.
(4)	50% of these option awards become exercisable on the date of grant and the balance become exercisable in equal monthly installments over the next 24 months.
(5)	33% of these option awards become exercisable on the date of grant and the balance become exercisable in equal monthly installments over the next 24 months.

Employment Arrangements with our Named Executive Officers

Thomas J. Schuetz, M.D., Ph.D.

Dr. Schuetz, our Chief Executive Officer and co-founder, has been employed by the Company and Compass Therapeutics since June of 2014. As of December 31, 2020, Dr. Schuetz did not have an employment agreement or an employment letter with Compass.

On April 2, 2021, we entered into an employment agreement with Dr. Schuetz (the “Schuetz Agreement”) providing for, among other things, that Dr. Schuetz’s employment with us is “at-will,” and his employment is not for a specified term. The Schuetz Agreement also provides that Dr. Schuetz is eligible to participate in the benefit programs made available to all our employees generally.  As noted above, Dr. Schuetz elected to receive compensation in the form of equity in lieu of cash compensation as base salary and bonus. Dr. Schuetz’s nominal base salary is intended to cover Dr. Schuetz’s portion of the Company’s group medical insurance costs.  Dr. Schuetz will continue to receive equity in lieu of cash compensation for fiscal year 2021.

Under the Schuetz Agreement, if Dr. Schuetz’s employment is terminated by us other than for “cause” (as defined in the Schuetz Agreement) or if Dr. Schuetz terminates his employment for “good reason” (as defined in the Schuetz Agreement), Dr. Schuetz will receive the following severance benefits: (i) $500,000; and (ii) up to 12 months of Company-reimbursed Consolidated Omnibus Budget Reconciliation Act (“COBRA”) premiums. In addition, if we terminate Dr. Schuetz other than for cause or if Dr. Schuetz terminates his employment for good reason during the 12-month period following a “change of control” (as defined in the Schuetz Agreement), then, in addition to the benefits in the previous sentence, all outstanding and unvested time-based stock-based awards then held by Dr. Schuetz will accelerate in full. Dr. Schuetz’s right to receive these severance benefits is subject to his providing a release of claims in favor of the Company.

Vered Bisker-Leib, Ph.D., MBA

On November 8, 2017, Compass Therapeutics entered into an offer letter with Dr. Bisker-Leib for the position of Chief Business Officer. Effective January 1, 2020, Dr. Bisker-Leib was promoted to Chief Operating Officer and her base salary was increased from $325,000 to $360,000. In connection with this promotion, she received an additional equity award.  Effective August 6, 2021, Dr. Bisker-Leib was promoted to the role of President and Chief Operating Officer of the Company, and effective January 1, 2021, Dr. Bisker-Leib’s annual salary was increased from $360,000 to $400,000 and her target bonus was increased from 33% to 40% of her annual base salary.

On April 2, 2021, we entered into an employment agreement with Dr. Bisker-Leib (the “Bisker-Leib Agreement”), which supersedes the Offer Letter that we entered into with Dr. Bisker-Leib on November 8, 2017.  The Bisker-Leib Agreement provides that, among other things, Dr. Bisker-Leib’s current annual base salary is $400,000 and she will be eligible to participate in our annual bonus program, with a target opportunity equal to 40% of her base salary. The Bisker-Leib Agreement also provides that her employment with us is “at-will,” her employment is not for a specified term, and she is eligible to participate in benefit programs made available to our employees generally.

Under the Bisker-Leib Agreement, if Dr. Bisker-Leib’s employment is terminated by us other than for “cause” (as defined in the Bisker-Leib Agreement) or if Dr. Bisker-Leib terminates her employment for “good reason” (as defined in the Bisker-Leib Agreement), Dr. Bisker-Leib will receive the following severance benefits: (i) 12 months of continued base salary payments; and (ii) up to 12 months of Company-reimbursed COBRA premiums. In addition, if we terminate Dr. Bisker-Leib other than for cause or if Dr. Bisker-Leib terminates her employment for good reason during the 12-month period following a change of control (as defined in the Bisker-Leib Agreement), then, in addition to the benefits in the previous sentence, all outstanding and unvested time-based stock-based awards then held by Dr. Bisker-Leib will accelerate in full. Dr. Bisker-Leib’s right to receive these severance benefits is subject to her providing a release of claims in favor of the Company.

Employee Benefit Plans

2020 Stock Option and Incentive Plan

Our 2020 Stock Option and Incentive Plan, or the 2020 Plan, was adopted by our board of directors and approved by our stockholders on June 17, 2020. The 2020 Plan will allow the compensation committee to make equity-based incentive awards to our officers, employees, directors and other key persons, including consultants.

Authorized Shares. We initially reserved 2,930,836 shares of our common stock for the issuance of awards under the 2020 Plan, or the Initial Limit. The 2020 Plan provides that the number of shares reserved and available for issuance under the 2020 Plan will automatically increase each January 1, beginning on January 1, 2021, by the lesser of (i) 4% of the outstanding number of shares of our common stock on the immediately preceding December 31 or (ii) such number of shares as determined by the plan administrator no later than the immediately preceding December 31. As a result of this increase, of January 1, 2021, we have 5,015,523 shares of our common stock reserved for the issuance of awards under the 2020 Plan. This number will be subject to adjustment in the event of a stock split, stock dividend or other change in our capitalization. The shares we issue under the 2020 Plan will be authorized but unissued shares or shares that we reacquire. The shares of common stock underlying any awards that are forfeited, cancelled, held back upon exercise or settlement of an award to satisfy the exercise price or tax withholding, reacquired by us prior to vesting, satisfied without the issuance of stock, expire or are otherwise terminated, other than by exercise, under the 2020 Plan will be added back to the shares of common stock available for issuance under the 2020 Plan. The maximum number of shares of common stock that may be issued as incentive stock options in any one calendar year period may not exceed the Initial Limit cumulatively increased on January 1, 2021 and on each January 1 thereafter by the lesser of 4% of the number of outstanding shares of common stock as of the immediately preceding December 31, or 2,930,836 shares.

Non-Employee Director Limit. The 2020 Plan contains a limitation whereby the value of all awards under the 2020 Plan and all other cash compensation paid by us to any non-employee director may not exceed $500,000.

Administration. The 2020 Plan will be administered by our compensation committee. Our compensation committee will have full power to select from among the individuals eligible for awards, the individuals to whom awards will be granted, to make any combination of awards to participants, and to determine the specific terms and conditions of each award, subject to the provisions of the 2020 Plan. The plan administrator is specifically authorized to exercise its discretion to reduce the exercise price of outstanding stock options and stock appreciation rights or effect the repricing of such awards through cancellation and re-grants.

Eligibility. Persons eligible to participate in the 2020 Plan will be those employees, non-employee directors and consultants, as selected from time to time by our compensation committee in its discretion.

Options. The 2020 Plan permits the granting of both options to purchase common stock intended to qualify as incentive stock options under Section 422 of the Code and options that do not so qualify. The option exercise price of each option will be determined by our compensation committee but may not be less than 100% of the fair market value of our common stock on the date of grant unless the option is granted (i) pursuant to a transaction described in, and in a manner consistent with, Section 424(a) of the Code or (ii) to individuals who are not subject to U.S. income tax. The term of each option will be fixed by our compensation committee and may not exceed 10 years from the date of grant. Our compensation committee will determine at what time or times each option may be exercised.

Stock Appreciation Rights. Our compensation committee may award stock appreciation rights subject to such conditions and restrictions as it may determine. Stock appreciation rights entitle the recipient to shares of common stock, or cash, equal to the value of the appreciation in our stock price over the exercise price. The exercise price may not be less than 100% of the fair market value of our common stock on the date of grant. The term of each stock appreciation right will be fixed by our compensation committee and may not exceed 10 years from the date of grant. Our compensation committee will determine at what time or times each stock appreciation right may be exercised.

Restricted Stock and Restricted Stock Units. Our compensation committee may award restricted shares of common stock and restricted stock units to participants subject to such conditions and restrictions as it may determine. These conditions and restrictions may include the achievement of certain performance goals and/or continued employment or other service relationship with us through a specified vesting period.

Unrestricted Stock Awards. Our compensation committee may grant shares of common stock that are free from any restrictions under the 2020 Plan. Unrestricted stock may be granted to participants in recognition of past services or for other valid consideration and may be issued in lieu of cash compensation due to such participant.

Dividend Equivalent Rights. Our compensation committee may grant dividend equivalent rights to participants that entitle the recipient to receive credits for dividends that would be paid if the recipient had held a specified number of shares of common stock.

Cash-Based Awards. Our compensation committee may grant cash bonuses under the 2020 Plan to participants, subject to the achievement of certain performance goals.

Sale Event. The 2020 Plan provides that upon the effectiveness of a “sale event,” as defined in the 2020 Plan, an acquirer or successor entity may assume, continue or substitute for the outstanding awards under the 2020 Plan. To the extent that awards granted under the 2020 Plan are not assumed or continued or substituted by the successor entity, the 2020 Plan and all awards granted under the 2020 Plan shall terminate. In such case, except as may be otherwise provided in the relevant award agreement, all options and stock appreciation rights with time-based vesting, conditions or restrictions that are not exercisable immediately prior to the sale event will become fully exercisable as of the sale event, all other awards with time-based vesting, conditions or restrictions will become fully vested and nonforfeitable as of the sale event, and all awards with conditions and restrictions relating to the attainment of performance goals may become vested and nonforfeitable in connection with the sale event in the plan administrator’s discretion or to the extent specified in the relevant award agreement. In the event of such termination, individuals holding options and stock appreciation rights will be permitted to exercise such options and stock appreciation rights (to the extent exercisable) within a specified time period, as determined by the compensation committee, prior to the sale event. In addition, in connection with the termination of the 2020 Plan upon a sale event, we may make or provide for a cash payment to participants holding vested and exercisable options and stock appreciation rights equal to the difference between the per share cash consideration payable to stockholders in the sale event and the exercise price of the options or stock appreciation rights; provided, that any options or stock appreciation rights with exercise prices equal to or greater than such per share cash consideration will be cancelled for no consideration. We may also make or provide for a payment, in cash or in kind, to the participants holding other awards in an amount equal to the per share cash consideration payable to stockholders in the sale event multiplied by the number of vested shares of common stock under such awards.

Amendment. Our board of directors may amend or discontinue the 2020 Plan and our compensation committee can amend or cancel outstanding awards for purposes of satisfying changes in law or any other lawful purpose, but no such action may adversely and materially affect rights under an award without the holder’s consent. Certain amendments to the 2020 Plan or the terms of outstanding options or stock appreciation rights will require the approval of our stockholders.

No awards may be granted under the 2020 Plan after the date that is 10 years from the date on which the 2020 Plan became effective.

As of April 15, 2021, we have granted options to purchase an aggregate of 3,224,074 shares of common stock under the 2020 Plan.

Senior Executive Cash Incentive Bonus Plan

On June 17, 2020, our board of directors adopted the Senior Executive Cash Incentive Bonus Plan, or the Bonus Plan, which became effective following the Merger. The Bonus Plan is administered by our compensation committee. The Bonus Plan provides for cash bonus payments based upon the attainment of performance targets established by our compensation committee. The payment targets will be related to financial and operational measures or objectives with respect to our company, or corporate performance goals, as well as individual performance objectives.

Our compensation committee may select corporate performance goals from among the following: developmental, publication, clinical or regulatory milestones and results; cash flow (including, but not limited to, operating cash flow and free cash flow); revenue; corporate revenue; earnings before interest, taxes, depreciation and amortization; net income (loss) (either before or after interest, taxes, depreciation and/or amortization); changes in the market price of our common stock; economic value-added; acquisitions, licenses or strategic transactions; financing or other capital raising transactions; operating income (loss); return on capital, assets, equity, or investment; stockholder returns; return on sales; total shareholder return; gross or net profit levels; productivity; expense efficiency; margins; operating efficiency; customer satisfaction; working capital; earnings (loss) per share of our common stock; bookings, new bookings or renewals; sales or market shares; number of prescriptions or prescribing physicians; coverage decisions; leadership development, employee retention, and recruiting and other human resources matters; operating income and/or net annual recurring revenue, any of which may be (i) measured in absolute terms or compared to any incremental increase, (ii) measured in terms of growth, (iii) compared to another company or companies or to results of a peer group, (iv) measured against the market as a whole and/or as compared to applicable market indices and/or (v) measured on a pre-tax or post-tax basis (if applicable).

Each executive officer who is selected to participate in the Bonus Plan will have a target bonus opportunity set for each performance period. The bonus formulas will be adopted in each performance period by the compensation committee and communicated to each executive. The corporate performance goals will be calculated in accordance with our financial statements, GAAP, or under a methodology established by our compensation committee at the beginning of the performance period and which is consistently applied with respect to a corporate performance goal in the relevant performance period. The compensation committee will measure the corporate performance goals after our financial reports for the applicable performance period have been published or such other appropriate time as the compensation committee determines. If the corporate performance goals and individual performance objectives are met, payments will be made as soon as practicable following the end of each performance period. Subject to the rights contained in any agreement between the executive officer and us, an executive officer must be employed by us on the bonus payment date to be eligible to receive a bonus payment. The Bonus Plan also permits the compensation committee to approve additional bonuses to executive officers in its sole discretion and provides the compensation committee with discretion to adjust the size of the award as it deems appropriate.

Retirement Plan

We offer a 401(k) plan to eligible employees, including our named executive officers. In accordance with this plan, all eligible employees may contribute a percentage of compensation up to a maximum of the statutory limits per year. As of December 31, 2019, we did not make contributions to the plan. We implemented a 4% matching contribution as of January 1, 2020, as well as a discretionary match. We intend for the 401(k) plan to qualify, depending on the employee’s election, under Section 401(a) of the Code, so that contributions by employees, and income earned on those contributions, are not taxable to employees until withdrawn from the 401(k) plan.

Indemnification of Officers and Directors

We have agreed to indemnify our directors and executive officers in certain circumstances. See “Directors, Executive Officers, Promoters and Control Persons—Limitation on Liability and Indemnification Matters.”

Compensation Risk Assessment

We believe that although a portion of the compensation provided to our executive officers and other employees is performance-based, our executive compensation program does not encourage excessive or unnecessary risk taking. This is primarily due to the fact that our compensation programs are designed to encourage our executive officers and other employees to remain focused on both short-term and long-term strategic goals, in particular in connection with our pay-for-performance compensation philosophy. As a result, we do not believe that our compensation programs are reasonably likely to have a material adverse effect on us.

Compensation Committee Interlocks and Insider Participation

The members of our Compensation Committee in 2020 were Stephen Squinto and Julie Sunderland. There are no interlocks among our Compensation Committee members.

Equity Compensation Plan Information

The following table sets forth information as of December 31, 2020 regarding shares of common stock that may be used under our equity compensation plans.

Plan category	Number of securities to be issued upon exercise of outstanding options (#) (a)	Weighted- average exercise price of outstanding options ($) (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (#)(c)
Equity compensation plans approved by security holders(1)	2,158,997	$5.00	771,839(2)
Equity compensation plans not approved by security holders	—	—	—
Total	2,158,997	$5.00	771,839(2)

(1)	Consists of the 2020 Plan.
(2)

The 2020 Plan has an evergreen provision whereby the number of shares of common stock reserved and available for issuance under the 2020 Plan is subject to an automatic annual increase on each January 1, beginning in 2021, by an amount equal to four percent of the number of shares of common stock issued and outstanding on the immediately preceding December 31 or such lesser number of shares of common stock as determined by the Administrator (as defined in the 2020 Plan). Accordingly, on January 1, 2021, the number of shares of common stock reserved and available for issuance under the 2020 Plan increased by 2,084,687. The number in column (c) does not include such shares.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Certain Relationships and Transactions

Other than the compensation agreements and other arrangements described under “Executive Compensation” and “Director Compensation” in this proxy statement and the transactions described below, since January 1, 2019, there has not been and there is not currently proposed, any transaction or series of similar transactions to which we were, or will be, a party in which the amount involved exceeded, or will exceed, $120,000 (or, if less, 1% of the average of our total assets amounts at December 31, 2019 and 2020) and in which any director, executive officer, holder of five percent or more of any class of our capital stock or any member of the immediate family of, or entities affiliated with, any of the foregoing persons, had, or will have, a direct or indirect material interest.

Participation in the Private Placement

On June 19, 2020, we sold 12,096,442 shares of our common stock pursuant to a private placement offering of our common stock at a purchase price of $5.00 per share (the “Private Placement”). The aggregate gross proceeds from the Private Placement were approximately $60.5 million (before deducting placement agent fees and other expenses in connection with the Private Placement).  Certain of our existing institutional investors, including investors affiliated with certain of our directors, purchased an aggregate of 7.1 million shares of our common stock in the Private Placement, for an aggregate gross purchase price of $35.5 million. Such purchases were made on the same terms as the shares that were sold to other investors in the Private Placement and not pursuant to any pre-existing contractual rights or obligations.

Indemnification Agreements and Directors’ and Officers’ Liability Insurance

We have entered into indemnification agreements with each of our directors and executive officers. These agreements, among other things, require us to indemnify each director and executive officer to the fullest extent permitted by Delaware law, including indemnification of expenses, such as attorneys’ fees, judgments, fines and settlement amounts incurred by the director or executive officer in any action or proceeding, including any action or proceeding by or in right of us, arising out of the person’s services as a director or executive officer.

Employment Arrangements

See “Corporate Governance – Employment Arrangements with our Named Executive Officers.”

Other Transactions

We have granted equity awards to our executive officers. For a description of these equity awards granted to such individuals, see the section titled “Executive Compensation.” We have also granted equity awards to certain members of the board of directors. For a description of these equity awards, see the section titled “Non-Employee Director Compensation.”

Policies and Procedures for Related-Person Transactions

Our board of directors has adopted a written related-person transaction policy setting forth the policies and procedures for the review and approval or ratification of related-person transactions. This policy will cover, with certain exceptions set forth in Item 404 of Regulation S-K under the Securities Act, any transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships in which we were or are to be a participant, where the amount involved exceeds $120,000 and a related person had or will have a direct or indirect material interest, including, without limitation, purchases of goods or services by or from the related person or entities in which the related person has a material interest, indebtedness, guarantees of indebtedness and employment by us of a related person. In reviewing and approving any such transactions, our audit committee is tasked to consider all relevant facts and circumstances, including, but not limited to, whether the transaction is on terms comparable to those that could be obtained in an arm’s-length transaction and the extent of the related person’s interest in the transaction. All of the transactions described in this section occurred prior to the adoption of this policy.

Limitation of Liability and Indemnification of Officers and Directors

Our Amended and Restated Certificate of Incorporation contains provisions that limit the liability of our directors for monetary damages to the fullest extent permitted by Delaware law. Consequently, our directors will not be personally liable to us or our stockholders for monetary damages for any breach of fiduciary duties as directors, except liability for the following:

•	any breach of their duty of loyalty to our company or our stockholders;
•	any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;
•	unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the Delaware General Corporation Law; or
•	any transaction from which they derived an improper personal benefit.

Any amendment to, or repeal of, these provisions will not eliminate or reduce the effect of these provisions in respect of any act, omission or claim that occurred or arose prior to that amendment or repeal. If the Delaware General Corporation Law is amended to provide for further limitations on the personal liability of directors of corporations, then the personal liability of our directors will be further limited to the greatest extent permitted by the Delaware General Corporation Law.

In addition, our Amended and Restated Bylaws provide that we will indemnify, to the fullest extent permitted by law, any person who is or was a party or is threatened to be made a party to any action, suit or proceeding by reason of the fact that he or she is or was one of our directors or officers or is or was serving at our request as a director or officer of another corporation, partnership, joint venture, trust, or other enterprise. Our Amended and Restated Bylaws provide that we may indemnify to the fullest extent permitted by law any person who is or was a party or is threatened to be made a party to any action, suit, or proceeding by reason of the fact that he or she is or was one of our employees or agents or is or was serving at our request as an employee or agent of another corporation, partnership, joint venture, trust or other enterprise. Our Amended and Restated Bylaws also provide that we must advance expenses incurred by or on behalf of a director or officer in advance of the final disposition of any action or proceeding, subject to very limited exceptions.

We have entered into, and in the future plan to enter into, agreements to indemnify our directors and executive officers. These agreements, among other things, require us to indemnify these individuals for certain expenses (including attorneys’ fees), judgments, fines and settlement amounts reasonably incurred by such person in any action or proceeding, including any action by or in our right, on account of any services undertaken by such person on behalf of our company or that person’s status as a member of our Board of Directors to the maximum extent allowed under Delaware law.

Related Person Transaction Policy

Our Board of Directors adopted a written related person transactions policy providing that transactions with our directors, officers and holders of five percent or more of our voting securities and their affiliates must be approved by our Audit Committee. This policy became effective on June 17, 2020. Pursuant to this policy, the Audit Committee has the primary responsibility for reviewing and approving or disapproving “related person transactions,” which are transactions between us and related persons and in which a related person has or will have a direct or indirect material interest. For purposes of this policy, a related person is defined as a director, executive officer, nominee for director, or greater than 5% beneficial owner of our common stock, in each case since the beginning of the most recently completed year, and their immediate family members.

As appropriate for the circumstances, the Audit Committee will review and consider:

•	the related person’s interest in the related person transaction;
•	the approximate dollar amount involved in the related person transaction;
•	the approximate dollar amount of the related person’s interest in the transaction without regard to the amount of any profit or loss;
•	whether the transaction was undertaken in the ordinary course of our business;
•	whether the terms of the transaction are no less favorable to us than terms that could have been reached with an unrelated third party;
•	the purpose of, and the potential benefits to us of, the related-party transaction; and
•

any other information regarding the related-party transaction or the related person in the context of the proposed transaction that would be material to investors in light of the circumstances of the particular transaction.

PRINCIPAL STOCKHOLDERS

The following table sets forth information, to the extent known by us or ascertainable from public filings, with respect to the beneficial ownership of our common stock as of March 31, 2020 by:

•	each of our directors;
•	each of our named executive officers;
•	all of our directors and executive officers as a group; and
•	each person, or group of affiliated persons, who is known by us to beneficially own greater than 5.0% of our common stock.

The column entitled “Shares Beneficially Owned” is based on a total of 52,080,771 shares of our common stock outstanding as of March 31, 2020.

Beneficial ownership is determined in accordance with the rules and regulations of the SEC and includes voting or investment power with respect to our common stock. Shares of our common stock subject to options that are currently exercisable or exercisable within 60 days of March 31, 2020 are considered outstanding and beneficially owned by the person holding the options for the purpose of calculating the percentage ownership of that person but not for the purpose of calculating the percentage ownership of any other person. Except as otherwise noted, the persons and entities in this table have sole voting and investing power with respect to all of the shares of our common stock beneficially owned by them, subject to community property laws, where applicable.

Unless otherwise indicated below, the address for each beneficial owner is c/o Compass Therapeutics, Inc., 80 Guest Street, Suite 601, Boston, MA 02135.

	Shares Beneficially Owned
Name and address of beneficial owner	Number	Percentage
5% Stockholders:
OrbiMed Private Investments V-KA, LP(1)	12,714,404	24.4%
Anderson Entities(2)	5,290,270	10.2%
Cowen Healthcare Investments Entities(3)	3,181,684	6.1%
Consonance Entities(4)	3,000,000	5.8%
Borealis Ventures Entities(5)	2,749,256	5.3%
F-Prime Capital Partners Healthcare Fund IV LP(6)	4,122,414	7.9%
Named Executive Officers and Directors:
Thomas J. Schuetz, MD, Ph.D.(7)	5,020,257	9.5%
Vered Bisker-Leib, Ph.D., MBA(8)	862,151	1.6%
Phil Ferneau, MBA, J.D.(5)	400,280	*
Carl L. Gordon, Ph.D., CFA(1)	12,714,404	24.4%
Brett Kaplan, M.D. (9)	10,000	*
Steven Squinto, Ph.D.(1)(10)	55,165	*
Julie Sunderland, MBA(11)	2,502,025	4.8%
All current directors and executive officers as a group (7 persons)	21,564,282	40.7%

*	Represents beneficial ownership of less than one percent.
(1)

Consists of shares of common stock owned directly by OrbiMed Private Investments V-KA, LP, or OPI V. OrbiMed Capital GP V LLC, or GP V, is the general partner of OPI V. OrbiMed Advisors LLC, or OrbiMed, is the managing member of GP V. By virtue of such relationships, GP V and OrbiMed may be deemed to have voting and investment power over the shares held by OPI V and as a result may be deemed to have beneficial ownership of such shares. OrbiMed exercises voting and investment power through a management committee comprised of Carl L. Gordon, Sven H. Borho, and Jonathan T.

Silverstein, each of whom disclaims beneficial ownership of the shares held by OPI V. Each of Carl L. Gordon, a member of OrbiMed, and Stephen Squinto, an executive partner of OrbiMed, is a member of our Board. Each of GP V, OrbiMed, Dr. Gordon and Dr. Squinto disclaims beneficial ownership of the shares held by OPI V, except to the extent of its or his pecuniary interest therein, if any. The address for the OrbiMed entities is c/o OrbiMed Advisors LLC, 601 Lexington Avenue, 54th Floor, New York, New York 10022.

(2)

Consists of (i) 2,054,398 shares of common stock held of record by Errik Anderson, (ii) 1,080,331 shares of common stock held of record by Ulysses Consolidated, LLC, (iii) 110,000 shares of common stock held of record by Ulysses Diversified Holdings LLC, (iv) 1,661,899 shares of common stock held of record by GTP AW Fund I, LLC, and (v) 383,642 shares of common stock held of record by GTP AW Fund II, LLC. Mr. Anderson exercises sole voting and investment power of the securities held by the entities described above in clauses (i), (ii) and (iii) and shared voting and investment power of the securities held by the entities described above in clauses (iv) and (v). Mr. Anderson disclaims beneficial ownership of the shares held by such entities, except to the extent of any actual pecuniary interest. The address for Mr. Anderson and his affiliated entities is 44 South Main Street, 3rd Fl, Hanover, NH 03755.

(3)

Consists of (i) 590,159 shares of common stock held of record by Cowen Private Investments LP, or CPI, (ii) 2,416,797 shares of common stock held of record by Cowen Healthcare Investments II LP, or CHI II, and (iii) 174,728 shares of common stock held of record by CHI EF II LP, or CHI EF. CHI Advisors LLC, the investment adviser of CPI, CHI II and CHI EF has voting and investment power with respect to the shares held by each of CPI and CHI II. The address for CPI, CHI II and CHI EF is c/o CHI Advisors LLC, 599 Lexington Avenue, 19th Floor, New York, New York 10022.

(4)

Consists of (i) 1,000,000 shares of common stock owned directly by Consonance Capital Master Account L.P., or Consonance Master, (ii) 626,211 shares of common stock owned directly by P Consonance Opportunities Ltd., or P Consonance, and (iii) 1,373,789 shares of common stock owned directly by Consonance Capital Opportunity Master Fund, LP, or Consonance Opportunity Master. Consonance Capital Management LP, or the Capital Management Adviser, is the investment adviser of Consonance Master and Consonance Opportunity Master, and pursuant to investment advisory agreements, the Capital Management Adviser exercises voting and investment power over the common stock held by Consonance Master and Consonance Opportunity Master. Consonance Capital Opportunity Fund Management LP, or the Capital Opportunity Adviser, is the investment adviser of P Consonance, and pursuant to an investment advisory agreement, the Capital Opportunity Adviser exercises voting and investment power over the common stock held by P Consonance. Consonance Capman GP LLC, or Capman, is the general partner of the Capital Management Adviser and the Capital Opportunity Advisor and Mitchell Blutt, as the Manager & Member of Capman and Chief Executive Officer of the Capital Management Adviser and the Capital Opportunity Advisor, may be deemed to control Capman, the Capital Management Adviser and the Capital Opportunity Advisor. Mr. Blutt, as the Manager & Member of Capman, may be deemed to control Capman. Each of Capman and Mr. Blutt may be deemed to beneficially own these common stocks. The address for Consonance Master, P Consonance, Consonance Opportunity Master, the Capital Management Adviser, the Capital Opportunity Advisor, Capman and Mr. Blutt is 1370 Avenue of the America, Floor 33, New York, New York 10019.

(5)

Consists of (i) 2,348,976 shares of common stock owned directly by Borealis Granite Fund, L.P. and (ii) 400,280 shares of common stock owned directly by Vox Health Fund, L.P. Borealis Capital Partners III, LLC is the general partner of Borealis Granite Fund, L.P. Borealis Capital Partners IV, LLC is the general partner of Vox Health Fund, L.P. Phil Ferneau, a member of our board of directors, is a managing partner of Borealis Ventures. Voting and investment decisions with respect to the securities held by Borealis Granite Fund, L.P. are made by a committee of three or more individuals, none of whom individually has the power to direct such decisions. Mr. Ferneau holds a majority ownership interest in Borealis Capital Partners IV, LLC and is the designated manager with voting and investment power over the shares held by Vox Health Fund, L.P. Mr. Ferneau disclaims beneficial ownership of the shares held by Borealis Granite Fund, L.P., except to the extent of any actual pecuniary interest. The address for Borealis Granite Fund, L.P. and Vox Health Fund, L.P. is 10 Allen Street, Hanover, New Hampshire 03755.

(6)

Consists of shares of common stock held of record by F-Prime Capital Partners Healthcare Fund IV LP, or F-Prime Healthcare Fund. F-Prime Capital Partners Healthcare Advisors Fund IV LP, or F-Prime Advisors IV, is the general partner of F-Prime Healthcare Fund. F-Prime Advisors IV is solely managed by Impresa Management LLC, the managing member of its general partner and its investment manager. Impresa Management LLC is owned, directly or indirectly, by various shareholders and employees of FMR LLC. Each of the entities listed above expressly disclaims beneficial ownership of the shares listed above except to the extent of any pecuniary interest therein. The address of these entities is 245 Summer Street, Boston, Massachusetts 02210.

(7)

Consists (i) 4,124,976 shares of common stock; (ii) options to purchase 494,790 shares of common stock that are exercisable within 60 days of March 31, 2021 and (iii) 400,491 shares of unvested restricted stock over which Dr. Schuetz has voting power.

(8)

Consists of (i) 279,949 shares of common stock; (ii) options to purchase 348,750 shares of common stock that are exercisable within 60 days of March 31, 2021 and (iii) 233,452 shares of unvested restricted stock over which Dr. Bisker-Leib has voting power.

(9)	Consists of options to purchase shares of common stock that are exercisable within 60 days of March 31, 2021.
(10)

Consists of (i) 34,059 shares of common stock; (i) options to purchase 20,625 shares of common stock that are exercisable within 60 days of March 31, 2021 and (iii) 481 shares of unvested restricted stock over which Dr. Squinto has voting power.

(11)

Consists of 2,502,025 shares of common stock owned directly by Biomatics Capital Partners, LP. Julie Sunderland, a member of our board of directors, is the co-founder of and a managing partner at Biomatics Capital Partners, and exercises shared voting and investment power of the securities held by Biomatics Capital Partners, LP. The address for Biomatics Capital Partners, LP is 188 E. Blaine Street, Suite 126, Seattle, Washington 98102.

INFORMATION ABOUT OUR INDEPENDENT ACCOUNTANTS

CohnReznick LLP has served as our independent auditor since 2020. Compass incurred the following fees from CohnReznick LLP for the audit of the consolidated financial statements and for other services provided during the years ended December 31, 2020 and 2019.

	2020	2019
Audit fees(1)	$459,975	—
Audit-related fees(2)	—	—
Tax fees(3)	—	—
All other fees(4)	—	—
Total fees	$459,975	—

(1)

Represents fees for services rendered for 2018, 2019 and 2020 audits and certain reviews of our financial statements. Includes fees for services associated with documents filed with the SEC, such as our S-1 and S-8 registration statements, including documents issued in connection with those filings such as consents and comfort letters.

(2)	There were no fees billed for 2020 or 2019 related to audit-related services rendered by CohnReznick LLP.
(3)	There were no fees billed for 2020 or 2019 related to tax compliance, tax advice and tax planning services rendered by CohnReznick LLP.
(4)	There were no fees billed for 2020 or 2019 related to other services rendered by CohnReznick LLP.

Audit Committee Pre-Approval Policy and Procedures

Our Board of Directors has adopted and our Audit Committee has ratified policies and procedures relating to the approval of all audit and non-audit services that are to be performed by our independent registered public accounting firm. This policy provides that we will not engage our independent registered public accounting firm to render audit or non-audit services unless the service is specifically approved in advance by our Audit Committee or the engagement is entered into pursuant to the pre-approval procedure described below.

From time to time, our Audit Committee may pre-approve specified types of services that are expected to be provided to us by our independent registered public accounting firm during the next 12 months. Any such pre-approval details the particular service or type of services to be provided and is also generally subject to a maximum dollar amount.

During our 2020 and 2019 fiscal years, no services were provided to us by CohnReznick LLP other than in accordance with the pre-approval policies and procedures described above.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee is appointed by our Board of Directors to assist our Board of Directors in fulfilling its oversight responsibilities with respect to (1) the integrity of Compass’s financial statements and financial reporting process and systems of internal controls regarding finance, accounting, and compliance with legal and regulatory requirements, (2) the qualifications, independence, and performance of Compass’s independent registered public accounting firm, (3) the performance of Compass’s internal audit function, if any, and (4) other matters as set forth in the charter of the Audit Committee approved by our Board of Directors.

Management is responsible for the preparation of Compass’s financial statements and the financial reporting process, including its system of internal control over financial reporting and its disclosure controls and procedures. The independent registered public accounting firm is responsible for performing an audit of Compass’s financial statements in accordance with the standards of the Public Company Accounting Oversight Board (the “PCAOB”) and issuing a report thereon. The Audit Committee’s responsibility is to monitor and oversee these processes.

In connection with these responsibilities, the Audit Committee reviewed and discussed with management the audited consolidated financial statements of Compass for the fiscal year ended December 31, 2020. The Audit Committee also discussed with the independent registered public accounting firm the matters required to be discussed by the applicable requirements of the PCAOB and the SEC. In addition, the Audit Committee received written communications and the letter from the independent registered public accounting firm confirming their independence as required by the applicable requirements of the PCAOB and has discussed with the independent registered public accounting firm their independence.

Based on the reviews and discussions referred to above, the Audit Committee recommended to our Board of Directors that the audited consolidated financial statements of Compass be included in Compass’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020, that was filed with the SEC on March 5, 2021. The information contained in this report shall not be deemed to be (1) “soliciting material,” (2) “filed” with the SEC, (3) subject to Regulations 14A or 14C of the Exchange Act, or (4) subject to the liabilities of Section 18 of the Exchange Act. This report shall not be deemed incorporated by reference into any of our other filings under the Exchange Act or the Securities Act, except to the extent that we specifically incorporate it by reference into such filing.

THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS OF COMPASS THERAPEUTICS, INC.

Brett Kaplan, M.D., Chair Phil Ferneau Julie Sunderland

April 29, 2021

STOCKHOLDER PROPOSALS

A stockholder who would like to have a proposal considered for inclusion in our 2022 proxy statement must submit the proposal in accordance with the procedures outlined in Rule 14a-8 of the Exchange Act so that it is received by us no later than January 6, 2022. However, if the date of the 2022 Annual Meeting of Stockholders is changed by more than 30 days from the date of the previous year’s meeting, then the deadline is a reasonable time before we begin to print and send our proxy statement for the 2022 Annual Meeting of Stockholders. SEC rules set standards for eligibility and specify the types of stockholder proposals that may be excluded from a proxy statement. Stockholder proposals should be addressed to Compass Therapeutics, Inc., 80 Guest Street, Suite 601, Boston, MA 02135, Attention: Corporate Secretary.

If a stockholder wishes to propose a nomination of persons for election to our Board of Directors or present a proposal at an annual meeting but does not wish to have the proposal considered for inclusion in our proxy statement and proxy card, our Amended and Restated Bylaws establish an advance notice procedure for such nominations and proposals. Stockholders at an annual meeting may only consider proposals or nominations specified in the notice of meeting or brought before the meeting by or at the direction of our Board of Directors or by a stockholder of record on the record date for the meeting, who is entitled to vote at the meeting and who has delivered timely notice in proper form to our corporate secretary of the stockholder’s intention to bring such business before the meeting.

The required notice must be in writing and received by our corporate secretary at our principal executive offices not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting. However, in the event that the date of the annual meeting is advanced by more than 30 days, or delayed by more than 60 days, from the first anniversary of the preceding year’s annual meeting, a stockholder’s notice must be so received no earlier than the 120th day prior to such annual meeting and not later than the close of business on the later of (A) the 90th day prior to such annual meeting and (B) the tenth day following the day on which notice of the date of such annual meeting was mailed or public disclosure of the date of such annual meeting was made, whichever first occurs. For stockholder proposals to be brought before the 2022 Annual Meeting of Stockholders, the required notice must be received by our corporate secretary at our principal executive offices no earlier than February 3, 2022 and no later than March 5, 2022. Stockholder proposals and the required notice should be addressed to Compass Therapeutics, Inc., 80 Guest Street, Suite 601, Boston, MA 02135, Attention: Corporate Secretary.

OTHER MATTERS

Our Board of Directors does not know of any other matters to be brought before the Annual Meeting. If any other matters not mentioned in this proxy statement are properly brought before the meeting, the individuals named in the enclosed proxy intend to use their discretionary voting authority under the proxy to vote the proxy in accordance with their best judgment on those matters.

Signature of Shareholder Date: Signature of Shareholder Date: Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person. To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: JOHN SMITH 1234 MAIN STREET APT. 203 NEW YORK, NY 10038 PROXY VOTING INSTRUCTIONS Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet. THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF DIRECTORS AND "FOR" PROPOSAL 2. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE x 20230000000000001000 9 060321 COMPANY NUMBER ACCOUNT NUMBER MARK “X” HERE IF YOU PLAN TO ATTEND THE MEETING. ANNUAL MEETING OF SHAREHOLDERS OF COMPASS THERAPEUTICS June 3, 2021 O Brett Kaplan, M.D. O Julie Sunderland FOR ALL NOMINEES WITHHOLD AUTHORITY FOR ALL NOMINEES FOR ALL EXCEPT (See instructions below) NOMINEES: The Notice of Meeting and Proxy Statement are available at https://investors.compasstherapeutics.com/financials/annual-meeting/default.aspx INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions or scan the QR code with your smartphone. Have your proxy card available when you access the web page. TELEPHONE - Call toll-free 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries and follow the instructions. Have your proxy card available when you call. Vote online/phone until 11:59 PM EST the day before the meeting. MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible. VIRTUALLY AT THE MEETING - The company will be hosting the meeting live via the Internet this year. To attend the meeting via the Internet, please pre-register at https://investors.compasstherapeutics.com/ financials/annual-meeting/default.aspx and be sure to have your control number available. GO GREEN - e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy materials, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.astfinancial.com to enjoy online access. 1. Election of Class I directors to the Company’s Board of Directors, to serve until the 2024 annual meeting of stockholders and until his or her successor has been duly elected and qualified, or until his or her earlier death, resignation or removal : 2. Ratification of the appointment of CohnReznick LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2021. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting. This proxy when properly executed will be voted as directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted FOR ALL NOMINEES in Proposal 1 and FOR Proposal 2. FOR AGAINST ABSTAIN

0 ------------------ . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . ---------------- 14475 COMPASS THERAPEUTICS Proxy for Annual Meeting of Shareholders on June 3, 2021 Solicited on Behalf of the Board of Directors The undersigned hereby appoints Dr. Thomas J. Schuetz and Vered Bisker-Leib and each of them, with full power of substitution and power to act alone, as proxies to vote all the shares of Common Stock which the undersigned would be entitled to vote if personally present and acting at the Annual Meeting of Shareholders of COMPASS THERAPEUTICS, to be held on June 3, 2021, and at any adjournments or postponements thereof, as follows: (Continued and to be signed on the reverse side) 1.1

ANNUAL MEETING OF SHAREHOLDERS OF COMPASS THERAPEUTICS June 3, 2021 The Notice of Meeting and Proxy Statement are available at https://investors.compasstherapeutics.com/financials/annual-meeting/default.aspx Please sign, date and mail your proxy card in the envelope provided as soon as possible. Signature of Shareholder Date: Signature of Shareholder Date: Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person. To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF DIRECTORS AND "FOR" PROPOSAL 2. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE x Please detach along perforated line and mail in the envelope provided. 20230000000000001000 9 060321 GO GREEN e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.astfinancial.com to enjoy online access. 1. Election of Class I directors to the Company’s Board of Directors, to serve until the 2024 annual meeting of stockholders and until his or her successor has been duly elected and qualified, or until his or her earlier death, resignation or removal : O Brett Kaplan, M.D. O Julie Sunderland 2. Ratification of the appointment of CohnReznick LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2021. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting. This proxy when properly executed will be voted as directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted FOR ALL NOMINEES in Proposal 1 and FOR Proposal 2. FOR AGAINST ABSTAIN FOR ALL NOMINEES WITHHOLD AUTHORITY FOR ALL NOMINEES FOR ALL EXCEPT (See instructions below) NOMINEES: MARK “X” HERE IF YOU PLAN TO ATTEND THE MEETING.